Exhibit 10.48

FIRST AMENDMENT TO ADVISORY AGREEMENT

THIS FIRST AMENDMENT TO THE ADVISORY AGREEMENT (this “Amendment”) dated as of January 24, 2014 is among CAREY WATERMARK INVESTORS INCORPORATED, a Maryland corporation ("CWI"), CWI OP, LP, a Delaware limited partnership of which CWI is a general partner (the "Operating Partnership"), and CAREY LODGING ADVISORS, LLC, a Delaware limited liability company (the "Advisor").

W I T N E S S E T H:

WHEREAS, CWI, the Operating Partnership and the Advisor have entered into that certain Advisory Agreement dated as of September 15, 2010, (as the same may be amended, modified or supplemented, the “Agreement”); and

WHEREAS, CWI, the Operating Partnership and the Advisor have agreed to amend the Agreement in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Definitions. All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.
2.Closing. Section 10(a)(i) of the Agreement is hereby deleted in its entirety and replaced by the following:

(i) Organization and Offering Expenses; provided however, that within 60 days after the end of the quarter in which any Offering terminates, the Advisor shall reimburse the Operating Partnership for any Organization and Offering Expense reimbursements received by the Advisor pursuant to this Section 10 to the extent that such reimbursements, when added to the balance of the Organization and Offering Expenses (excluding selling commissions and dealer manager fees) paid directly by the Operating Partnership, exceed four percent of the Gross Offering Proceeds; provided further, that the Advisor shall be responsible for the payment of all Organization and Offering Expenses (excluding such commissions and such fees and expense reimbursements) in excess of four percent of the Gross Offering Proceeds;

3.No Further Modification. Except as modified hereby, the Agreement shall remain in full force and effect, and as modified hereby, the Agreement is ratified and confirmed in all respects.

4.Representations and Warranties. CWI, the Operating Partnership and the Advisor each hereby represent and warrant that it has full right, power and authority to enter into this Amendment and that the person executing this Amendment on behalf of CWI, the Operating Partnership and the Advisor, respectively, is duly authorized to do so.

5.Counterparts; Electronic Signatures. This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument. An executed facsimile or .pdf of this Amendment may be relied upon as having, and shall be deemed to have, the same force and effect as an original.

6.Governing Law. This Amendment shall be governed by the laws of the State of New York, without giving effect to any principles regarding conflict of laws.

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to the Advisory Agreement as of the day and year first above written.

CAREY WATERMARK INVESTORS
INCORPORATED

By: /s/ Susan C. Hyde
Name:    Susan C. Hyde
Title:    Managing Director and Secretary

CWI OP, LP
By: CAREY WATERMARK INVESTORS
INCORPORATED, its general partner

By: /s/ Thomas E. Zacharias
Name:    Thomas E. Zacharias
Title:    Chief Operating Officer

CAREY LODGING ADVISORS, LLC
By: CAREY ASSET MANAGEMENT CORP.,
its sole member

By: /s/ Thomas E. Zacharias
Name:    Thomas E. Zacharias

Title:	Managing Director and Chief Operating Officer